EXHIBIT 10.1

ACQUISITION AGREEMENT

This ACQUISITION AGREEMENT (the “Agreement”) is made and entered into as of May 30, 2024, by and among SMC Entertainment, Inc., a Nevada corporation (the “Company”), ChainTrade, Ltd., a United Kingdom company (“ChainTrade”), and the Shareholders of ChainTrade identified on Exhibit A attached hereto (each a “Shareholder” and collectively, the “Shareholders”). Capitalized terms used in this Agreement are defined in Annex A attached hereto.

WHEREAS, all of the authorized Shares in ChainTrade (the “ChainTrade Shares”) are issued and outstanding, and all of which are held by the undersigned Shareholders.

WHEREAS, the Shareholders have agreed to sell all of assets owned by ChainTrade (the “ChainTrade Assets”) as detailed on Exhibit A, to the Company in exchange for the issuance to ChainTrade of a promissory note in the principal amount of $8,000,000 (the “Note”), carrying 5% interest, which is convertible into shares of the Company’s Common Stock at $1 per share, attached hereto as Exhibit B, (the “Note”) and b) $500,000 to be paid over the next 18 months, on the terms and subject to the conditions set forth herein (the “Acquisition”).

WHEREAS, the Acquisition is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

WHEREAS, both the board of directors of the Company and of ChainTrade have each determined that it is desirable and in the best interests of the Shareholders of their respective companies to affect the Acquisition, which, upon the Closing Date, will cause all of the ChainTrade Assets to be owned by the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

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ARTICLE I

CONSIDERATION

1.1.	Exchange by the Shareholders. At the Closing, ChainTrade shall exchange all of the ChainTrade Assets, detailed herein on Exhibit Afor the Note.

Working Capital. ChainTrade shall receive a total of $500,000 in working capital (“Working Capital”), paid in tranches over 18 months (each a “Tranche”). The first Tranche of $30,000 shall be paid on the Closing Date to be set within 5 Business days of the execution of this Agreement, and each subsequent Tranche of $30,000 shall be paid every 45 days thereafter until a total of $500,000 is paid. If the Company is late paying any Tranche to ChainTrade, a penalty of 10% will be added to the balance owed for that Tranche, following a 15 day grace period (the “Grace Period”). If the Company fails to pay ChainTrade any Tranche due during the Grace Period, then on the 75th day, ChainTrade reserves the right to suspend operations of the platform until the past due Tranche is paid. In the event that the Company fails to pay any past due amount by the 90th day, this Agreement, would be considered in default and the remaining balance owed for Working Capital will be due in full, plus an additional 10% penalty.

1.2.

Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the offices of the Company or electronically, commencing upon the satisfaction or waiver of all conditions and obligations of the parties to consummate the transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective parties will take at Closing) or such other date and time as the parties may mutually determine (the “Closing Date”).

ARTICLE II

REPRESENTATIONS OF THE SHAREHOLDERS

Each Shareholder represents and warrants to the Company, as follows:

2.1 Good Title. Each Shareholder is the record and beneficial owner of their respective shares in ChainTrade, and ChainTrade has good and marketable title to the ChainTrade Assets being exchanged pursuant to this Agreement as set forth on Exhibit A, with the right and authority to sell and deliver such ChainTrade Assets to the Company as provided herein. On the Closing Date, the Company will receive good title to such ChainTrade Assets, free and clear of all Liens.

2.2 Power and Authority. All acts required to be taken by the Shareholders to enter into this Agreement and to carry out the transactions contemplated by this Agreement have been properly taken. The obligations of the Shareholders under this Agreement constitute legal, valid and binding obligations of the Shareholders, enforceable against each Shareholder in accordance with the terms hereof.

2.3 No Conflicts. The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Laws applicable to the Shareholders; and (iii) will not violate or breach any contractual obligation to which a Shareholder is a party.

2.4 Reserved.

2.5 Purchase Entirely for Own Account. The Note proposed to be acquired by the Shareholders hereunder will be acquired for investment for their own account, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intention of selling or otherwise distributing the Note, except in compliance with applicable securities laws.

2.6 Available Information. Each Shareholder has such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of an investment in the Company. Each Shareholder acknowledges that an investment in the Company’s Note involves a high degree of risk, is speculative and there can be no assurance of any return on any such investment.

2.7 Non-Registration. The Shareholders understand that the Note (and the shares of Common Stock into which the Note may later be converted) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholders’ representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Note in accordance with the Company’s charter documents or the laws of its jurisdiction of incorporation.

2.8 Restricted Securities. The Shareholders understand that the Note (and the shares of Common Stock into which the Note may later be converted), are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholders pursuant hereto, the Note would be acquired in a transaction not involving a public offering. The Shareholders further acknowledge that if the Note is issued to the Shareholders in accordance with the provisions of this Agreement, such Note may not be resold without registration under the Securities Act or the existence of an exemption therefrom.

2.9 Legends. The Shareholders understands that the Note will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CHAINTRADE AND SHAREHOLDERS

The Shareholders and ChainTrade jointly and severally represent and warrant to the Company that, except as set forth herein:

3.1. Organization, Standing and Corporate Power. ChainTrade is duly organized, validly existing and in good standing under the Laws of the United Kingdom and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. ChainTrade is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

3.2. Subsidiaries. ChainTrade does not own directly or indirectly, any equity or ownership interest in any other company, corporation, partnership, joint venture or otherwise.

3.3. Capital Structure of ChainTrade. Other than the Shares, no equity securities of ChainTrade are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of ChainTrade are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of ChainTrade having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which ChainTrade is a party or by which it is bound, obligating ChainTrade to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of ChainTrade or obligating ChainTrade to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of ChainTrade to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of ChainTrade.

3.4. Corporate Authority; Noncontravention. ChainTrade has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by ChainTrade and the consummation by ChainTrade of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of ChainTrade and the Shareholders. This Agreement has been duly executed and when delivered by ChainTrade shall constitute a valid and binding obligation of ChainTrade, enforceable against ChainTrade in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the Acquisition and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of ChainTrade under, (i) the Certificate of Incorporation, Bylaws or other organizational or charter documents of ChainTrade (copies of which have been provided to Company on or prior to the date of this Agreement) (the “ChainTrade Charter Documents”), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to ChainTrade or the Shareholders, their properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to ChainTrade or the Shareholders, their properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to ChainTrade or could not prevent, hinder or materially delay the ability of ChainTrade to consummate the Acquisition.

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3.6. Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to ChainTrade in connection with the execution and delivery of this Agreement by ChainTrade or the consummation by ChainTrade of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

3.7. Operator Agreement and Marketing Agreement. ChainTrade and Red Matter Capital have entered into the Operator Agreement attached hereto and incorporated herein as Exhibit C, under which Red Matter Capital has licensed its white label platform to ChainTrade, the terms of which stated that Red Matter Capital shall provide installation, debugging, support, tech improvements and upgrades, which are included in the cost of such license. Server costs and customization shall be additional work not included, and shall be paid by ChainTrade as and when required. The Company and ChainTrade shall have also entered into a Marketing Agreement, attached hereto as Exhibit D, which sets forth the terms under which the Company, and its other subsidiaries shall be compensated for cross-over sales.

3.8. Litigation; Compliance with Laws.

(a) There is no suit, action or proceeding or investigation pending or, to the Knowledge of ChainTrade, threatened against or affecting ChainTrade or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to ChainTrade or prevent, hinder or materially delay the ability of ChainTrade to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against ChainTrade having, or which, insofar as reasonably could be foreseen by ChainTrade, in the future could have, any such Material Adverse Effect. Except as set forth herein, neither ChainTrade, nor to ChainTrade’s Knowledge, any director or officer of ChainTrade, is or has been the subject of any Order involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of ChainTrade there is not pending or contemplated, any investigation by the SEC involving ChainTrade.

(b) The conduct of the business of ChainTrade complies with all applicable statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto, except as would not have a Material Adverse Effect with respect to ChainTrade.

3.9. Tax Returns and Tax Payments.

(a) ChainTrade has filed with the appropriate taxing authorities any Tax Returns required to be filed by it (taking into account all applicable extensions). No claim has ever been made in writing or otherwise addressed to ChainTrade by a taxing authority in a jurisdiction where ChainTrade does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b) No material claim for unpaid Taxes has been made or become a Lien against the property of ChainTrade or is being asserted against ChainTrade.

(c) As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

3.10. Material Agreements.

(a) ChainTrade has provided to Company all contracts or agreements to which ChainTrade is a party (the “ChainTrade Material Agreements”), including: (i) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $25,000; (ii) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $25,000, or under which a security interest has been imposed on any of its Assets, tangible or intangible; (iv) any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers, directors and managers or any employees; (v) any employment or independent contractor agreement providing annual compensation in excess of $25,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days’ notice; (vi) any agreement with any current or former officer, director, Shareholder, manager or affiliate; (vii) any agreements relating to the acquisition (by merger, purchase of Shares or assets or otherwise) of any operating business or material assets or the capital stock of any other person; (viii) any agreements for the sale of any of the assets, other than in the ordinary course of business; (ix) any outstanding agreements of guaranty, surety or indemnification, direct or indirect; (x) any royalty agreements, licenses or other agreements relating to Intellectual Property; and (xi) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect.

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(b) ChainTrade has made available to the Company either an original or a correct and complete copy of each written Material Agreement. With respect to each Material Agreement to which ChainTrade is a party thereto: (i) the agreement is the legal, valid, binding, enforceable obligation and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (ii) (A) is not in material breach or default thereof and (B) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; and (iii) no material provision of the agreement has been repudiated.

3.11. Board Recommendation. The Board of Directors of ChainTrade has determined that the terms of the Acquisition are fair to and in the best interests of the respective Shareholders of ChainTrade.

3.13. No Registration of Securities. ChainTrade understands and acknowledges that except as set forth in this Agreement, the exchange and issuance of the Note pursuant to this Agreement will not be registered under the Securities Act on the grounds that the sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and that Company’s reliance upon such exemption is predicated in part upon ChainTrade’s and the Shareholders’ representations herein.

3.14. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by ChainTrade, to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. ChainTrade shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

3.15. Registration Rights. No Person has any right to cause ChainTrade to affect the registration under the Securities Act of any securities of ChainTrade.

3.16. Bad Actor Disqualification. With respect to the Note to be issued hereunder in reliance on Rule 506 under the Securities Act , except as set forth on herein, none of the Shareholders, ChainTrade, any of its predecessors, any affiliated issuer, any director, executive officer, any beneficial owner of 20% or more of the Shareholder’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with ChainTrade in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Shareholder has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

3.17. Full Disclosure. All of the representations and warranties made by ChainTrade in this Agreement, and all statements set forth in the certificates delivered by ChainTrade at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by ChainTrade pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of the Company or its Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

3.18 Other Representations or Warranties. Except for the representations and warranties contained herein, ChainTrade does not make any other express or implied representation or warranty on behalf of ChainTrade in connection with this Agreement or the transactions contemplated hereby.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to ChainTrade and to the Shareholders that, except as set forth herein:

4.1. Organization, Standing, Corporate Power and Quotation of Common Stock. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company. Other than those expressly listed herein, the Company does not own directly or indirectly, any equity or ownership interest in any other company, corporation, partnership, joint venture or otherwise.

4.2. Subsidiaries. The Company is a holding company and, as such, may own multiple subsidiaries at any time.

4.3. Capital Structure of Company. Except as set forth in the Company’s public SEC filings, no shares of the Company’s Common Stock or Preferred Stock will be issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise (except as described below). All outstanding shares of capital stock of the Company and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Except as set forth herein, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote). Except as set forth herein, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of the Company or obligating Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of the Company’s Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

4.4. Corporate Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and when delivered by the Company, shall constitute a valid and binding obligation of Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

4.5. No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Note and the consummation by it of the transactions contemplated hereby and thereby do not and will not: conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

4.6. SEC Filings; Financial Statements; Information Provided. The Company is an audited SEC filer under the Securities Exchange Act of 1934, and as such, is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (“SEC Filings”). ChainTrade and the Shareholders have reviewed such SEC Filings and has had any questions answered by the Company to their satisfaction prior to the execution of this Agreement.

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4.7. Absence of Certain Changes. Other than as disclosed herein there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.

4.8. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

4.9. Litigation; Labor Matters; Compliance with Laws.

(a) Except as set forth herein, there is no suit, action or proceeding or investigation pending or, to the Knowledge of Company, threatened against or affecting Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Company or prevent, hinder or materially delay the ability of the Company to consummate the Acquisition, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

(b) The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to the Company. As of the date of this Agreement, there are no employee grievances, complaints or charges pending against Company or, to Company’s Knowledge, otherwise related to the business under any employee dispute resolution procedure. Company is in compliance in all material respects with all applicable federal, state, local and all other applicable laws, regulations, ordinances or orders with respect to employment and employment practices, terms and conditions of employment and wages and hours. Except as would not result in a material liability, neither Company nor, to Company’s Knowledge, any of its Affiliates has misclassified any Employee as an independent contractor, temporary employee, leased employee, volunteer or any other servant or agent compensated other than through reportable wages as an employee (each a “Contingent Worker”) and no Contingent Worker has been improperly excluded from any benefit plan of the Company.

(c) The Company is and has been in compliance in all material respects with all Laws and Governmental Orders applicable to the conduct of its business as described in the Company’s SEC Reports. The Company has received any written notice or other written communication from any Governmental Authority or any other person regarding any actual or alleged violation of or failure to comply with any term or requirement of any such Law or Governmental Order.

(d) Neither the Company nor to the best of the Company’s Knowledge, any director or officer thereof, is or has been the subject of any Order involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the best knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

4.10. Benefit Plans. The Company is not a party to any benefit plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company.

4.11. Tax Returns and Tax Payments.

(a) Except as set forth herein, the Company has filed all Tax returns required to be filed by it (taking into account all applicable extensions or agreed payment schedules). No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax returns that it is or may be subject to taxation by that jurisdiction. The Company has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice.

(b) No material claim for unpaid Taxes has been made or become a Lien against the property of Company or is being asserted against the Company, no audit of any Tax return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

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4.12. Environmental Matters. The Company is in compliance with all requisite Environmental Laws in all material respects. The Company has received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations, which, if determined adversely to the Company, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on the Company, and is compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects. No releases of hazardous materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no hazardous materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. Neither the Company has transported or arranged for the treatment, storage, handling, disposal, or transportation of any hazardous material to any off-site location which could result in any liability to Company or any of its Subsidiaries. Neither the Company has any liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on the Company. There are no past, pending or threatened claims under Environmental Laws against the Company and the Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws.

4.13. Properties. The Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Material Liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.14. Intellectual Property. The Company’s intellectual property is set forth in its SEC filings. Except as set forth in the Company SEC reports, the Company owns or has valid rights to use the trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of the Company’s licenses to use software programs are current and have been paid for the appropriate number of users. To the Knowledge of the Company, none of the Company’s intellectual property infringe upon the rights of any third party that may give rise to a cause of action or claim against the Company or each of its successors. To the Knowledge of the Company, the Company is not currently infringing or misappropriating the intellectual property of any other Person that would have a Material Adverse Effect. No licenses or rights from any third parties (or additional payments to any such persons resulting from the transactions contemplated by this Agreement) are required to use and exploit the Intellectual Property as currently used and exploited by Seller.

4.15. Due Authorization. The Company represents that the issuance of the Note will be in compliance with Nevada law and the Articles of Incorporation and Bylaws of the Company. The Note shall, as of the Closing Date, have been duly and validly authorized and, upon issuance in accordance with this Agreement, will be duly issued, fully paid and non-assessable and free (and not issued or sold in violation) of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, taxes, claims, liens, charges, encumbrances or other restrictions (other than as provided herein and restrictions under federal and applicable state securities laws).

4.16. Compliance. Except as set forth herein, to the Knowledge of the Company, the Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

4.17. Compliance with Anti-Corruption Laws. Neither the Company nor to the Knowledge of the Company, is any director, officer, agent, employee or other person acting on behalf of Company has, in the course of its actions for, or on behalf of the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable U.S. laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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4.18. OFAC; Illegal Payments. Neither the Company, nor to the Knowledge of the Company, is any director, officer, agent, employee, affiliate or person acting on behalf of Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. Neither the Company, nor to the Knowledge of Company, is any director, officer, shareholder, manager, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar foreign law or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.19. Liabilities. Except as included in the SEC reports of the Company, the Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise).

4.20. Transactions Contemplated by this Agreement with Affiliates and Employees. Upon the Closing, no officer, director, employee or stockholder of the Company or any Affiliate of any such Person, will have, either directly or indirectly, an interest in any transaction with the Company (other than for services as employees, officers and directors), including any contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the Knowledge of the Company, any entity in which any such Person has an interest or is an officer, director, trustee or partner.

4.21. Reserved.

4.22. Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.23. Bankruptcy and Indebtedness. The Company has not taken any steps to seek protection pursuant to any Law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any Knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

4.24. Quotation and Maintenance Requirements. Company’s Common Stock is currently quoted on the OTCQB tier maintained by OTC Markets Group, Inc. (“OTC”) under the symbol “SMCE”.

4.25. No SEC or FINRA Inquiries. To the Knowledge of the Company, neither the Company nor any of its present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or FINRA.

4.26. DTC Eligible. The Company’s Common Stock is DTC eligible and DTC has not placed a “freeze” or a “chill” on such securities and neither the Company nor to the best of the Company’s Knowledge, any director or officer thereof has any reason to believe that DTC has any intention to make its Common Stock not DTC eligible, or place a “freeze” or “chill” on such securities.

4.27. Promotional Stock Activities. To the Knowledge of the Company, neither the Company, nor its officers, nor any Affiliates or agents of the Company have engaged in any stock promotional activity that could give rise to a complaint or inquired by the SEC alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

4.28. Material Contracts. The Company has delivered to ChainTrade all material contracts and other agreements (“Material Agreements”) requested by ChainTrade to which the Company is a party.

(a) The Company has made available to ChainTrade either an original or a correct and complete copy of each written Material Agreement requested by ChainTrade. With respect to each Material Agreement to which Company is a party thereto: (i) the agreement is the legal, valid, binding, enforceable obligation of the Company and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (ii) To the Knowledge of the Company, (A) the Company is not in material breach or default thereof and (B) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; and (iii) the Company has not repudiated any material provision of the agreement.

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4.29. Organizational Documents. The Company has delivered in electronic form, if requested, a hard copy or made available to ChainTrade a true and correct copy of the Articles of Incorporation, as amended and Bylaws, as amended of the Company and any other organizational documents of the Company, each as amended, and each such instrument is in full force and effect as of the Closing Date (the “Organizational Documents”). To the Company’s knowledge, the Company is not in violation of any of the provisions of its Organizational Documents.

4.30. Stock Option Plans. Except as set forth herein, each stock option granted by the Company under any Company stock option or equity incentive plan (if any) was granted (i) in accordance with the terms of such plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the financial results or prospects.

4.31. Registration Rights. No Person has any right to cause the Company to effect registration under the Securities Act of any securities of the Company.

4.32. Full Disclosure. To the Company’s knowledge, all of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. To the Company’s knowledge, the copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. To the Company’s knowledge , the schedules, certificates, and any and all other statements and information, whether in written or electronic form, to ChainTrade or its representatives by or on behalf of the Company or its Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE V

COVENANTS OF CHAINTRADE

5.1. Conduct of ChainTrade’s Business. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, ChainTrade shall not, unless agreed to in writing by the Company:

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d) intentionally permit any Material Adverse Effect to occur with respect to ChainTrade;

(e) make any material change in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any, or commit or agree to take any of, the foregoing actions.

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5.2. Satisfaction of Conditions Precedent. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, ChainTrade will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII, and ChainTrade will use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated.

5.3. No Other Negotiations. As of the date of this Agreement, ChainTrade has not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning a sale of substantially all of the assets or capital stock of ChainTrade to another acquirer (“Alternative Acquisition”) including, without limitation, any agreement or understanding that would require the Company to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, neither the Company nor ChainTrade shall, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than the Company and its Affiliates involving any Alternative Acquisition, (b) provide information with respect to either Party to any Person, other than in connection with this Agreement, relating to a possible Alternative Acquisition by any Person, (c) enter into an agreement with any Person providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by the Company and its Affiliates.

If either party receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to ChainTrade, ChainTrade shall promptly notify the Company thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep the Company promptly informed of any developments with respect to same. Notwithstanding the foregoing, ChainTrade is not prohibited from continuing negotiations in the ordinary course with those businesses it has identified as ChainTrade’s acquisition targets as part of any rollup strategy.

5.4. Access. ChainTrade shall afford to the Company, and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company, reasonable access during normal business hours during the period prior to the Closing Date or the termination of this Agreement to all of ChainTrade’ properties, books, contracts, commitments, personnel and records and, during such period, ChainTrade shall furnish promptly to the Company, (a) a copy of each report, schedule, and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as the Company or its representatives may reasonably request.

5.5. Notification of Certain Matters. ChainTrade shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event, which would cause any ChainTrade representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of ChainTrade to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to the Company.

5.6. Audit Requirement. ChainTrade shall provide any information regarding the ChainTrade Assets requested by the Company’s PCAOB auditor deemed necessary to be included in the Company’s SEC Reports to be filed with the SEC after the Closing Date in accordance with the rules and regulations promulgated by the SEC. The Company and ChainTrade shall act in good faith and take such further assurances as are necessary to comply with the requirements set forth in this Section.

ARTICLE VI

COVENANTS OF THE COMPANY

6.1. Conduct of the Company’s Business. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, the Company shall not, unless agreed to in writing by ChainTrade:

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d) intentionally permit any Material Adverse Effect to occur with respect to the Company;

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(e) make any material change in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any, or commit or agree to take any of, the foregoing actions.

6.2. Access. The Company shall afford to ChainTrade and to the officers, employees, accountants, counsel, financial advisors and other representatives of ChainTrade reasonable access during normal business hours during the period prior to the Closing Date or the termination of this Agreement to all of the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to ChainTrade, if requested, (a) a copy of each report, schedule, registration statements and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as ChainTrade or its representatives may reasonably request.

6.3. Other Negotiations. As of the date of this Agreement, the Company is engaging in discussions with third parties concerning Alternative Acquisitions of additional businesses in the Fintech space, but such Alternative Acquisitions, if consummated, shall not relieve the Company of its obligations under this Agreement.

6.4. Notification of Certain Matters. The Company shall give prompt notice to ChainTrade of (i) the occurrence or non-occurrence of any event, which would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to ChainTrade.

6.5. Satisfaction of Conditions Precedent. During the term of this Agreement, Company will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII, and the Company will use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated.

6.6. Reserved.

6.7. Filing of Form 8-K. The Company shall as promptly as practicable after the Closing Date, file the Form 8-K with the SEC with respect to the transactions described in this Agreement. As soon as practicable on or after the Closing Date, ChainTrade and the Shareholders shall provide all information to the Company as reasonably required in order to file the Form 8-K with the SEC.

6.8. Shareholder Employment Agreement and Board Appointments. On the Closing Date, Paul (Prem) Couture will receive an employment agreement to serve as Chief Technology Officer of the Company, under which he shall be paid $7,500 a month and Bryan Feinberg will receive a consulting agreement at $7,500 per month. The Employment Agreement and Consulting Agreement are attached hereto and incorporated herein as Exhibit D. The Shareholders shall appoint 1 board member on the Closing Date, who is listed herein on Annex B.

6.9. Effectiveness of Company Shareholder Approval. Upon the Closing date, the Company shall provide a Majority Shareholder Consent to the transactions herein.

6.10. Post-Closing Actions. The Company shall execute and deliver the documents and complete the tasks set forth in this Section as soon as reasonably practicable and in each case no later than the time limit specified in this Section or such longer time as ChainTrade may agree in its sole discretion:

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ARTICLE VII

COVENANTS OF THE COMPANY, THE SHAREHOLDERS AND CHAINTRADE

7.1. Notices of Certain Events. ChainTrade, the Shareholders and the Company shall promptly notify each party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3 or 4 or that relate to the consummation of the transactions contemplated by this Agreement or any other development causing a breach of any representation or warranty made by a party hereunder. Delivery of notice pursuant to this Section 7.1 shall not limit or otherwise affect remedies available to any party hereunder.

7.2. Public Announcements. Neither the Company nor ChainTrade shall have the right to issue any press release or other public statement with respect to this Agreement or the transactions contemplated herein without the prior written consent of the other party (not to be unreasonably withheld, delayed, denied or conditioned), except as required by Law. This does not preclude appropriate announcements by the Company after the closing of the transaction.

7.3. Transfer Taxes. The Company and ChainTrade shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing Date. The Company and ChainTrade agree that ChainTrade will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the transactions contemplated by this Agreement or the exchange of the Shares pursuant thereto (collectively, “Transfer Taxes”), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the transactions contemplated under this Agreement, and any penalties or interest with respect to the Transfer Taxes. ChainTrade agrees to cooperate with the Company in the filing of any returns with respect to the Transfer Taxes.

7.4. Reasonable Efforts. The parties further agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from Governmental Entities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on ChainTrade from occurring prior to or after the Closing Date, (iii) the satisfaction of all conditions precedent to the parties’ obligations hereunder, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement contemplated by, and to fully carry out the purposes of, this Agreement.

7.5. Fees and Expenses. Each party will be responsible for all of the legal, accounting and other expenses incurred by such party hereto in connection with the transactions contemplated by this Agreement.

7.6. Regulatory Matters and Approvals. ChainTrade and the Company will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters contemplated by this Agreement.

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ARTICLE VIII

CONDITIONS TO CLOSING

8.1. Condition to Obligation of Each Party to Affect the Acquisition. The respective obligations of the Company, each Shareholder and ChainTrade to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a) No Injunctions. No temporary restraining Order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

(b) Director and Officer Appointments. As of the Closing Date, ChainTrade shall have received evidence showing that on or prior to the Closing Date, the current board of directors of the Company has adopted resolutions appointing the persons identified on Annex B hereto to the board of directors of the Company and/or as officers or consultants, which appointments will be effective on the later of (1) the Closing Date, or (2) a later date agreed to by the Company and ChainTrade, following a mutually agreed upon transition period.

8.2. Additional Conditions to Obligations of Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a) Representations and Warranties. The representations and warranties of ChainTrade and each Shareholder contained in this Agreement and in any certificate or other writing delivered to the Company pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and Company shall have received a certificate to such effect signed by the Chief Executive Officer of ChainTrade.

(b) Agreements and Covenants. ChainTrade and each Shareholder shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by an executive officer of ChainTrade.

(c) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by ChainTrade or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by ChainTrade or the Shareholders, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on ChainTrade.

(d) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on ChainTrade other than any change that shall result from general economic conditions or conditions generally affecting the industry in which ChainTrade conducts operations.

8.3. Additional Conditions to Obligations of ChainTrade and the Shareholders. The obligations of ChainTrade and each Shareholder to consummate the transactions contemplated by this Agreement are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered to ChainTrade pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and ChainTrade shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

(b) Agreements and Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and ChainTrade shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

(c) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on the Company.

(d) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on the Company, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which the Company conducts operations.

(e) Resignations. [Reserved].

(f) Due Diligence. ChainTrade and the Shareholders shall be satisfied with their due diligence investigations.

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ARTICLE IX

TERMINATION; SURVIVAL

9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written agreement of ChainTrade and the Company duly authorized by the board of directors of ChainTrade and the Company;

(b) by either ChainTrade or the Company, if the other party (which, in the case of ChainTrade, shall mean ChainTrade or any Shareholder) has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on such other party or would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(c) by any party, if all the conditions to the obligations of such party for Closing the transactions contemplated by this Agreement shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party; or

(d) by any party, if a permanent injunction or other Order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the transactions contemplated by this Agreement shall have been issued and shall have become final and nonappealable.

As used herein, the “Final Date” shall be June 30, 2024.

9.2. Notice of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon by the delivery of written notice of the terminating party to the other parties hereto specifying with reasonable particularity the reason for such termination.

9.3. Effect of Termination. In the case of any termination of this Agreement as provided in this Section 9, this Agreement shall be of no further force and effect and nothing herein shall relieve any party from liability for any prior breach of this Agreement.

9.4. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement shall survive the Effective Time. This Section 9.4 shall have no effect upon any other obligations of the Parties hereto, whether to be performed before or after the consummation of the transactions contemplated by this Agreement.

ARTICLE X

GENERAL PROVISIONS

10.1. Notices.All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient; (ii) when sent by electronic mail, on the date of transmission to such recipient; and (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid); in each case, addressed to the intended recipient at its address specified herein or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section. All communications shall be sent to the parties using the following information specified below (or using such other information for a party as shall be designated in advance written notice to the other parties hereto):

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(a)	If to the Company:

SMC Entertainment, Inc. 9170 Glades Road Suite 150 Boca Raton, FL 33434 Attention: Erik Blum, CEO Email: ceo@jwprice.com
(b)	If to ChainTrade or the Shareholders:

ChainTrade, Ltd. 27 Old Gloucester Street London WC1N 3AX, United Kingdom Attention: Paul (Prem) Couture Email: Support@Chaintrade.ai

10.2. Amendment.  This Agreement may be amended by a subsequent writing signed by each of the parties.

10.3. Waiver.  At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

10.4. Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.5. Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.6. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

10.7. Entire Agreement.  This Agreement, and the exhibits and annexes thereto, constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

10.8. Assignment.  No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

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10.9. No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns and respective successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

10.10. Governing Law; Submission of Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN SUFFOLK COUNTY, IN THE STATE OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.11. Counterparts.  This Agreement may be executed and delivered in one or more counterparts including by electronic means and by electronic mail in portable document format, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

10.12. Attorneys’ Fees.  If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any other party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.13. Representation.  The Company represents that it (a) has been represented in connection with the negotiation and preparation of this Agreement by counsel the Company’s choosing. ChainTrade and the Shareholders have chosen not to be represented by counsel after careful deliberation and with knowledge of the risks thereto.  Each party has authority to enter into and sign the Agreement; and enters into and signs the same by its own free will.

10.14. Interpretation.  For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of, or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to a “party” or “parties” shall mean the Company, ChainTrade and/or Shareholders, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

10.15. Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties hereto shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that they shall be entitled to specifically enforce the provisions of this Agreement on the terms and subject to the conditions set forth herein.

10.16. Further Assurances.  Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the parties has executed or caused this Acquisition Agreement to be executed as of the date first written above.

Company:

SMC ENTERTAINMENT, INC.

By:	/s/ Erik Blum
Name:	Erik Blum
Title:	Chief Executive Officer

CHAINTRADE, LTD.

By:	/s/ Paul (Prem) Couture
Name:	Paul (Prem) Couture
Title:	CEO SHAREHOLDERS OF CHAINTRADE, LTD.

RED MATTER CAPITAL

By:	/s/ Paul (Prem) Couture
Name:	Paul (Prem) Couture
Title:	Chief Executive Officer

PAUL (PREM) COUTURE

/s/ Paul (Prem) Couture

PLATO TECHNOLOGIES, INC.

By:	/s/ Bryan Feinberg
Name:	Bryan Feinberg
Title:	Chief Executive Officer

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EXHIBIT A

CHAINTRADE ASSETS

1.	Website Assets
2.	IP License with Red Matter Capital LLC
3.	Chaintrade Branded Working Application

EXHIBIT B

PROMISSORY NOTE

EXHIBIT C

Operator Agreement

EXHIBIT D

Employment Agreement

EXHIBIT E

Marketing Agreement

ANNEX A

CERTAIN DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

“Affiliate(s)” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Alternative Acquisition” means any recapitalization, restructuring, financing, Acquisition, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of ChainTrade or the Company (as applicable) which would or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement, including a firm proposal to make such an acquisition.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person’s capital stock, Assets or business.

“Default” means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, Permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous material or wastes or the clean-up or other remediation thereof.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person and its Subsidiaries taken as a whole; to be free from doubt, any breach of any agreement by ChainTrade and/or the Shareholders shall be considered a Material Adverse Effect; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in United States generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Entity.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Transaction Documents” means the Agreement, and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

ANNEX B

New Officers of the Company Pre-Closing

Paul (Prem) Couture, Chief Technology Officer

New Directors of the Company Post-Closing

The Shareholders shall have the option to appoint a total of 1 Board Member at Closing